    As filed with the Securities and Exchange Commission on February 5, 2002

                                              Registration No. 333-____________
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                               SENSAR CORPORATION
             (Exact name of registrant as specified in its charter)

                  Nevada                                  87-0429944
     (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                 Identification No.)

                             ----------------------

                        136 East South Temple, Suite 2325
                           Salt Lake City, Utah 84111
                                 (801) 350-0587
                     (Address of Principal Executive Offices,
                              including Zip Code)

                  SENSAR CORPORATION 2001 STOCK INCENTIVE PLAN
                           (Full title of the plan)

           Andrew C. Bebbington                            Copy to:
         Chief Operating Officer                     Bryan T. Allen, Esq.
    136 East South Temple, Suite 2325                  Stoel Rives LLP
        Salt Lake City, Utah 84111            201 South Main Street, Suite 1100
              (801) 350-0587                      Salt Lake City, Utah 84111
   (Name, address and telephone number,                 (801) 578-6908
including area code, of agent for service)

                             ----------------------

                          CALCULATION OF REGISTRATION FEE

======================================= ================= =================== ====================== ===================
                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
                                          AMOUNT TO BE      OFFERING PRICE     AGGREGATE OFFERING       REGISTRATION
 TITLE OF SECURITIES TO BE REGISTERED    REGISTERED(1)       PER SHARE(2)           PRICE(2)               FEE(2)
--------------------------------------- ----------------- ------------------- ---------------------- -------------------
 - Options to purchase Common
   Stock                                   8,000,000             N/A                   N/A                  N/A
 - Common Stock, $0.001 par
   value                                   8,000,000             $.58              $4,640,000               $427
--------------------------------------- ----------------- ------------------- ---------------------- -------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2001 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock of Sensar Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Sensar Corporation as reported by the NASD OTC Bulletin Board on January 30, 2002.

===============================================================================

                                   PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of
            Form S-8.


                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Sensar Corporation (the "Registrant") with the Securities and Exchange Commission (the "SEC") are hereby incorporated by reference into this Registration Statement:

         (1) The Registrant's Annual Report on Form 10-K, File No. 0-17020, filed with the SEC on February 4, 2002.

         (2) The description of the Common Stock of the Registrant contained in its Form 8-A, File No. 0-17020, filed with the SEC on March 3, 1997.

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Articles of Incorporation of the Registrant provide that the Registrant shall indemnify officers and directors against all expenses (including attorneys' fees), judgments and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by them because they are or were a director or officer of the Registrant and were negligent or engaged in misconduct in the performance of their duty.

      The Bylaws of the Registrant provide that the Registrant shall indemnify any officer or director who was or is a party or is threatened to be made a party to any action, suit, or proceeding (other than any action by or in the right of

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the corporation), by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The Articles of Incorporation also provide that officers and directors shall have no personal liability to the Registrant or its stockholders for damages for breach of a fiduciary duty as a director or officer, except for damages resulting from (a) acts or omissions that involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of the provisions of section 78.300 of the Nevada Revised Statutes ("NRS") as amended or succeeded.

      The Bylaws provide that the Registrant shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Registrant, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect of any matter to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that a court shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses.

      The provisions of the Registrant's Articles of Incorporation and Bylaws are limited by Section 78.751 of the NRS, which provides that a corporation may not indemnify a director or officer unless authorized in the specific case upon a determination by the board of directors, a committee of the board of directors, special legal counsel or by the stockholders that indemnification is proper in the circumstances.

      The Bylaws provide that expenses incurred by an officer or director in their defense shall be paid by the Registrant in advance of the final disposition of the action. Furthermore, the Bylaws provide that the Registrant may purchase director and officer insurance to protect officers and directors against loss whether or not the Registrant has or would be able to indemnify the officers and directors against such loss. The Registrant has obtained insurance in this regard.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


Item 8.  EXHIBITS.

 Exhibit
 Number      Title of Document                 Location
-----------  --------------------------------  ---------------------------
4.1          Articles of Incorporation, as     Exhibit to annual report
             amended November 3, 1987          on Form 10-K for the year
                                               ended June 30, 1998*

4.2          Certificate of Amendment to       Exhibit to annual report
             the Articles of Incorporation     on Form 10-K for the year
             filed July 3, 1989                ended June 30, 1989*

4.3          Designation of Rights,            Exhibit to Registration
             Privileges, and Registration      Statement on Form SB-2,
             Statement Preferences of 1995     SEC File No. 33-59963*
             Series Preferred Stock

4.4          Designation of Rights,            Exhibit to Current Report
             Privileges, and Registration      on Form 8-K dated
             Statement Preferences of 1998     February 13, 1998*
             Series A Preferred Stock

4.5          Bylaws                            Exhibit to Registration
                                               Statement on Form S-4,
                                               SEC File No. 333-34298*

 Exhibit
 Number      Title of Document                 Location
-----------  --------------------------------  ---------------------------
4.6          2001 Stock Incentive Plan         Filed herewith

5            Opinion of Stoel Rives LLP        Filed herewith

23.1         Consent of Grant Thornton LLP     Filed herewith

23.2         Consent of Stoel Rives LLP        Filed herewith (included in
                                               Exhibit No. 5)

24           Powers of Attorney                Included on Page 5 hereof

---------------------------------
* Incorporated by reference.

Item 9.  UNDERTAKINGS.
         ------------

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by section 10(a)(3) of the
            Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the Registration Statement;

                  (iii) Include any additional or changed information on the plan of distribution.

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, state of Utah on this 28th day of January, 2002.

                                      SENSAR CORPORATION


                                      By   /s/ STEVEN P. STRASSER
                                         -------------------------------------
                                         President and Chief Executive Officer


                              POWER OF ATTORNEY

      We, the undersigned directors and/or officers of the Registrant, hereby severally constitute and appoint Steven P. Strasser, Chief Executive Officer, and Andrew Bebbington, Chief Operating Officer, and each of them individually, with full powers of substitution and resubstitution, our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said registration statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below:

            SIGNATURE                          TITLE                    DATE
            ---------                          -----                    ----

/s/ STEVEN P. STRASSER               President, Chief             January 28, 2002
------------------------------       Executive Officer and
Steven P. Strasser                   Director (principal
                                     executive officer)


/s/ MICKEY HALE                      Secretary and Director       January 28, 2002
------------------------------
Mickey Hale


/s/ ANDREW C. BEBBINGTON             Chief Operating Officer,     January 28, 2002
------------------------------       Chief Financial Officer
Andrew C. Bebbington                 and Director  (principal
                                     accounting and financial
                                     officer)


/s/ SIMON J. CONSTANTINE             Director                     January 28, 2002
------------------------------
Simon J. Constantine

                               SENSAR CORPORATION

                                 EXHIBIT INDEX


 Exhibit
  Number     Title of Document                 Location
-----------  --------------------------------  ---------------------------
4.1          Articles of Incorporation, as     Exhibit to annual report
             amended November 3, 1987          on Form 10-K for the year
                                               ended June 30, 1998*

4.2          Certificate of Amendment to       Exhibit to annual report
             the Articles of Incorporation     on Form 10-K for the year
             filed July 3, 1989                ended June 30, 1989*

4.3          Designation of Rights,            Exhibit to Registration
             Privileges, and Registration      Statement on Form SB-2,
             Statement Preferences of 1995     SEC File No. 33-59963*
             Series Preferred Stock

4.4          Designation of Rights,            Exhibit to Current Report
             Privileges, and Registration      on Form 8-K dated
             Statement Preferences of 1998     February 13, 1998*
             Series A Preferred Stock

4.5          Bylaws                            Exhibit to Registration
                                               Statement on Form S-4,
                                               SEC File No. 333-34298*

4.6          2001 Stock Incentive Plan         Filed herewith

5            Opinion of Stoel Rives LLP        Filed herewith

23.1         Consent of Grant Thornton LLP     Filed herewith

23.2         Consent of Stoel Rives LLP        Filed herewith (included
                                               in Exhibit No. 5)

24           Powers of Attorney                Included on Page 5 hereof

---------------------------------
* Incorporated by reference.